Avaya Announces Plan Support Agreement Files Confirmable Amended Plan of Reorganization and Disclosure Statement With Support of Major Stakeholders Seeks to Emerge from Chapter 11 in Fall 2017 NEW YORK, NY – August 7, 2017 – Avaya today announced that it has entered into a Plan Support Agreement (the “PSA”) with holders of over 50% of its first lien debt, including certain members of the Ad Hoc Group of First Lien Creditors (the “Ad Hoc First Lien Group”). In addition, the company has reached agreement with U.S. Pension Benefit Guaranty Corporation (“PBGC”) to provide for the termination of the company’s obligations under the Avaya Pension Plan for Salaried Employees (“APPSE”) and the related transfer of those obligations to PBGC, with the support of the Ad Hoc First Lien Group. Avaya has filed an amended plan of reorganization (the “Amended Plan”) and disclosure statement reflecting the terms of these agreements. The PSA results from extensive negotiations among Avaya and members of the Ad Hoc First Lien Group. The Holder Parties (as defined in the PSA) who executed the PSA collectively hold over 50% of Avaya’s first lien indebtedness. These parties have agreed, among other things, to support the restructuring transactions contemplated by the Amended Plan, vote in favor of the Amended Plan when solicited in accordance with applicable law and not take any action inconsistent with the PSA or the transactions contemplated thereby. As a result, once the company has received approval from the Court to solicit creditor votes and receives the requisite votes, the Amended Plan is confirmable. Key terms of the Amended Plan include: • The reduction of Avaya’s debt by more than $3 billion from pre-filing levels; • The settlement and transfer to PBGC of Avaya’s obligations under the APPSE; • Avaya’s continued support of its obligations under the Avaya Pension Plan (“APP”); and • Initiation of steps to enable Avaya to emerge from chapter 11 as a public company. “We are very pleased to have reached these agreements with these key stakeholders in our restructuring process, the Ad Hoc First Lien Group and PBGC,” said Kevin Kennedy, President and Chief Executive Officer of Avaya. “This is an important milestone in the chapter 11 process and marks Avaya’s progress toward our goal of emerging a stronger, more competitive company. Further, we believe this is a positive and beneficial outcome for our stakeholders. With a creditor-supported and confirmable Plan of Reorganization in place, we now have a clear and viable path to emerge from chapter 11 in the near term.” Avaya will continue to work to build consensus and gain the support of other stakeholders. Avaya will seek approval of its revised disclosure statement and the PSA at its scheduled court hearing on August 23, 2017. This press release is not intended as solicitation for a vote on the Amended Plan, and nothing herein is or should be considered a solicitation of votes for the acceptance of the Amended Plan or any plan of reorganization for the purposes of Bankruptcy Code sections 1125 and 1126 or otherwise. The company will not solicit acceptances of the Amended Plan from any party until such party has been provided with copies of a disclosure statement containing adequate information as required by Bankruptcy Code Exhibit 99.3 section 1125. The full terms of the Amended Plan and revised disclosure statement, as well as the related pleadings, are available online at: https://cases.primeclerk.com/avaya. Centerview Partners LLC and Zolfo Cooper Management, LLC are Avaya’s financial and restructuring advisors and Kirkland & Ellis LLP is the company’s restructuring counsel. The Ad Hoc First Lien Group is represented by Akin Gump Strauss Hauer & Feld LLP and PJT Partners, as legal and financial advisors, respectively. About Avaya Avaya enables the mission critical, real-time communication applications of the world’s most important operations. As the global leader in delivering superior communications experiences, Avaya provides the most complete portfolio of software and services for contact center and unified communications— offered on premises, in the cloud, or a hybrid. Today’s digital world requires some form of communications enablement, and no other company is better positioned to do this than Avaya. For more information, please visit www.avaya.com. Cautionary Note Regarding the Chapter 11 Cases The Company’s security holders are cautioned that trading in securities of the Company during the pendency of these Chapter 11 cases will be highly speculative and will pose substantial risks. It is possible some or all of the Company’s currently outstanding securities may be cancelled and extinguished upon confirmation of a restructuring plan by the Bankruptcy Court. In such an event, the Company’s security holders would not be entitled to receive or retain any cash, securities or other property on account of their cancelled securities. Trading prices for the Company’s securities may bear little or no relation to actual recovery, if any, by holders thereof in the Company’s Chapter 11 cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities. Cautionary Note Regarding Forward-Looking Statements This document contains certain forward-looking statements. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," “our vision,” "plan," "potential," "preliminary," "predict," "should," "will," or “would” or the negative thereof or other variations thereof or other comparable terminology and include, but are not limited to, continuing negotiations with creditors not party to the PSA and timing of emergence from chapter 11. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control, including, but not limited to: the actions and decisions of our creditors and other third parties with interests in the Chapter 11 cases; our ability to maintain liquidity to fund our operations during the Chapter 11 cases; our ability to obtain Bankruptcy Court approvals in connection with the Chapter 11 cases; our ability to consummate any transactions once approved by the Bankruptcy Court and the time to consummation of such transactions; and other factors affecting the Company detailed from time to time in the Company’s filings with the SEC that are available at www.sec.gov. These and other important factors may cause our actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to Avaya's filings with the SEC that are available at www.sec.gov and in particular, our 2015 Form 10-K filed with the SEC on November 23, 2015. We caution you that the list of important factors included in our SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this document may not in fact occur. Avaya disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as otherwise required by law. Media Contacts Sard Verbinnen & Co John Christiansen / David Isaacs / Leah Polito 415-618-8750 Avaya-SVC@sardverb.com or Richard Fly 978-671-3293 flyr@avaya.com Investor Contact Peter Schuman 669-242-8098